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                                                                     EXHIBIT 3.1


                           ARTICLES OF INCORPORATION
                                       OF
                            BASIC TECHNOLOGIES, INC.

         The undersigned, being a natural person of the age of eighteen years or older, acting as the incorporator of a corporation to be incorporated under the laws of the State of Colorado, adopts these articles of incorporation.

                                    ARTICLE I
                                      NAME

         The name of the Corporation is Basic Technologies, Inc.

                                   ARTICLE II
                               AUTHORIZED CAPITAL

         A. AUTHORIZED SHARES. The aggregate number of shares that the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000). One Hundred Million (100,000,000) shares shall be designated "Common Stock" and shall have a par value of $0.00001 per share. Ten Million (10,000,000) shares shall be designated "Preferred Stock" and shall have a par value of $0.00001 per share. All shares of the Corporation shall be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine.

         B. COMMON STOCK. The Common Stock may be issued from time to time in one or more classes or series in any manner permitted by law, as determined by the Board of Directors and stated in the resolution or resolutions providing for issuance thereof. Each class or series shall be appropriately designated, prior to issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each class or series of Common Stock shall be alike in every particular and shall be of equal rank and have the same power, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, if any, as all other shares of the same class or series. The Common Stock, and any class or series thereof, may have such voting powers (including, without limitation, multiple votes per share, or limited, contingent, or no voting powers), such designations, preferences and relative, participating, optional or other special rights, and be subject to such qualifications, limitations and restrictions, as the Board of Directors shall determine by resolution or resolutions. Unless otherwise resolved by the Board of Directors, each Common Stock share shall be of the same class and carry a voting right of one vote, without any designation, preference or relative, participating, optional or other special rights, and subject to no qualification, limitation or restriction.

         C. Preferred Stock. The Preferred Stock may be issued from time to time in series as determined by the Board of Directors and stated in the resolution or resolutions providing for issuance thereof. The Board of Directors is further authorized to fix and determine the variations in the relative rights and preferences as between series. Each such series shall be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, or title. The Preferred Stock may have such voting powers (including, without limitation, multiple





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votes per share, or limited, contingent, or no voting powers), may have such designations, preferences, and relative, participating, optional or other special rights, and be subject to such qualifications, limitations and restrictions, as the Board of Directors shall determine by resolution or resolutions. The Preferred Stock further may be made subject to redemption by the Corporation at its option or at the options of the holders thereof and may be convertible into Common Stock or exchangeable for other securities of the Corporation.


                                   ARTICLE III
                                     OFFICES

         A. The street address of the initial registered office of the Corporation is 1420 Blake Street, Denver, Colorado 80202, and the name of the initial registered agent at that address is James L. Speir. The written consent of the initial registered agent to his appointment as such is stated below.

         B. The address of the Corporation's initial principal office is 1420 Blake Street, Denver, Colorado 80202.


                                   ARTICLE IV
                                  INCORPORATOR

         The name and address of the incorporator are Robert Neece, 303 East Seventeenth Avenue, Suite 800, Denver, Colorado 80203-1260.


                                    ARTICLE V
                                PREEMPTIVE RIGHTS

         The shareholders shall not have preemptive rights.


                                   ARTICLE VI
                               BOARD OF DIRECTORS

         The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors. The number of directors shall be fixed and may be altered from time to time in the manner provided in the bylaws of the Corporation, but no decrease shall have the effect of shortening the term of any incumbent director.




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         The names and addresses of the members of the initial board of directors are as follows:


         NAME                                        ADDRESS

         James L. Speir                              1420 Blake Street
                                                     Denver, Colorado 80202

         Janine Kreuter                              1420 Blake Street
                                                     Denver, Colorado 80202

         The directors shall be elected at each annual meeting of the shareholders, provided that vacancies may be filled by election by the remaining directors, though less than a quorum, or by the shareholders. Despite the expiration of his or her term, a director continues to serve until his or her successor is elected and qualifies.


                                   ARTICLE VII
                                CUMULATIVE VOTING

         Cumulative voting shall not be permitted in the election of directors.


                                  ARTICLE VIII
                        LIMITATION ON DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) acts specified in Section 7-108403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation under this Article VIII as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article VIII, prior to such repeal or modification.





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                                   ARTICLE IX
                                 INDEMNIFICATION

         The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that such person is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee. Fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.


[Signatures]

                                          /s/ ROBERT NEECE
                                          --------------------------------------
                                          Robert Neece, Incorporator


The undersigned consents to his appointment as the initial registered agent of Basic Technologies, Inc.

                                          /s/ JAMES L. SPEIR
                                          --------------------------------------
                                          James L. Speir, Registered Agent